Exhibit 1.1

Conformed Copy

Washington Prime Group, L.P.

$750,000,000 5.950% Notes due 2024

Underwriting Agreement

August 1, 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman Sachs & Co. LLC
Jefferies LLC

U.S. Bancorp Investments, Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198

Jefferies LLC

520 Madison Avenue

New York, New York 10022

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Washington Prime Group, L.P., an Indiana limited partnership (the “Issuer”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $750,000,000 principal amount of its 5.950% Notes due 2024 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated March 24, 2015 (the “Base Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”) (as supplemented by the second supplemental indenture thereto (the “Supplemental Indenture”), which will be dated as of the Time of Delivery (as defined below), the “Indenture”).

1.                                      The Issuer and its parent, Washington Prime Group Inc., an Indiana corporation (the “Parent,” and together with the Issuer, the “Transaction Entities”), jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)                                 Registration Statement and Prospectus. An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-206500) has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof and Post-Effective Amendment No.1 in respect of the Securities was filed with the Commission on July 31, 2017; such registration statement and the post-effective amendment thereto each became effective upon its respective filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement including the post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Transaction Entities (the base prospectus with respect to the Issuer’s debt securities filed as part of such registration statement, as amended, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); the preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) of this Agreement), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Transaction Entities filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 Well-Known Seasoned Issuer. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Issuer was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Issuer was not and is not an “ineligible issuer” as defined in Rule 405 under the Act;

(c)                                  Preliminary Prospectus Compliance As to Form and Accurate Disclosure. (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);

(d)                                 Accurate Disclosure. For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(e)                                  Incorporated Documents. The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f)                                   Registration Statement and Prospectus Compliance As to Form and Accurate Disclosure. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g)                                  Financial Statements.  The financial statements (including the related notes and schedules thereto) included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the applicably entity and its consolidated subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, except, in each case, as otherwise disclosed therein and in the notes related thereto, and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments; the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the applicable entity and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)                                 No Material Adverse Change.  Since the date of the most recent financial statements of the Transaction Entities and their consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Transaction Entities or any of their subsidiaries, or, other than the regular quarterly distributions on the units of limited partnership interest in the Issuer (the “Units”), any dividend or distribution of any kind declared, set aside for payment, paid or made by the Transaction Entities on any class of capital stock or other equity interests, or any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, financial position, cash flows, results of operations or prospects of the Transaction Entities and their subsidiaries taken as a whole, (ii) neither the Transaction Entities nor any of their subsidiaries has entered into any transaction or agreement that is material to the Transaction Entities and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Transaction Entities and their subsidiaries taken as a whole, and (iii) neither the Transaction Entities nor any of their subsidiaries has sustained any loss or interference with its business that is material to the Transaction Entities and their subsidiaries taken as a whole and that is from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of cases (i), (ii) and (iii) as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)                                     Organization and Existence of the Parent.  The Parent has been duly organized and is validly existing under the laws of the State of Indiana, is duly qualified to do business and is in good standing (where such designation is applicable) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, cash flows, results of operations or prospects of the Issuer and its subsidiaries taken as a whole, or on the performance by the Transaction Entities of their respective obligations, as applicable, under this Agreement, the Indenture and the Securities (a “Material Adverse Effect”).  Other than the subsidiaries listed in Schedule III hereto, the Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity that is or, if considered in the aggregate as one entity would be, a “significant subsidiary” as defined under Rule 1.02(w) of Regulation S-X under the Act (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

(j)                                    Organization and Existence of the Issuer. The Issuer has been duly formed and is validly existing under the laws of the State of Indiana, is duly qualified to do business and is in good standing (where such designation is applicable) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.  The Parent is the sole general partner of the Issuer.  The Agreement of Limited Partnership of the Issuer, dated as of May 27, 2014, as amended (the “Operating Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Issuer and the Parent and is a valid and legally binding agreement of the Issuer and the Parent, enforceable against the Issuer and the Parent in accordance with its terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law ((i) and (ii) collectively, the “Enforceability Exceptions”).

(k)                                 Organization and Existence of the Subsidiaries. Each of the Subsidiaries (i) has been duly organized and is validly existing and in good standing (where such designation is applicable) under the laws of its respective jurisdiction of organization, (ii) is duly qualified to do business and is in good standing (where such designation is applicable) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and (iii) has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, except in each of clauses (i) (solely as to good standing), (ii) and (iii), where the failure would not, individually or in the aggregate, have a Material Adverse Effect.

(l)                                     Capitalization.  The Issuer has an authorized capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable, except where the failure to be duly and validly authorized and issued, fully paid and non-assessable would not, individually or in the aggregate, have a Material Adverse Effect (and except, in the case of any foreign subsidiary, for directors’ qualifying shares) and, except as otherwise described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m)                             Due Authorization, etc. of Transaction Documents.  Each Transaction Entity has the full right, power and authority to execute and deliver this Agreement, and the Issuer has the full right, power and authority to execute and deliver the Securities and the Indenture (together with this Agreement, the “Transaction Documents”), and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each Transaction Entity of the applicable Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n)                                 The Indenture.  The Indenture has been duly authorized by the Issuer, the Base Indenture has been duly executed and delivered and, at the Time of Delivery, the Supplemental Indenture will be duly executed and delivered by the Issuer.  The Base Indenture constitutes and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Supplemental Indenture will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except, in each case, as enforceability may be limited by the Enforceability Exceptions; and at the Time of Delivery, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(o)                                 The Securities.  The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)                                 Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(q)                                 Descriptions of the Transaction Documents.  The descriptions of the Transaction Documents contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurate in all material respects.

(r)                                    The Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Issuer in compliance with applicable laws and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned by the Parent either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(s)                                   No Violation or Default.  Neither the Transaction Entities nor any of their subsidiaries is (i) in violation of its charter, by-laws, partnership agreement, certificate of limited partnership or other organizational document, (ii) except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Transaction Entities or any of their subsidiaries is a party or by which the Transaction Entities or any of their subsidiaries is bound or to which any property or asset of the Transaction Entities or any of their subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Transaction Entity or subsidiary, as the case may be, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    No Conflicts.  The execution, delivery and performance by the Transaction Entities of each of the Transaction Documents to which they are a party, the issuance and sale of the Securities by the Issuer and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Transaction Entities or any of their subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Transaction Entities or any of their subsidiaries is a party or by which the Transaction Entities or any of their subsidiaries is bound or to which any property or asset of the Transaction Entities or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws, partnership agreement, certificate of limited partnership or other organizational document of the Transaction Entities or any of their subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Transaction Entities or any of their subsidiaries except, in the case of clauses (i), (ii) (as to the subsidiaries of the Transaction Entities only (other than any Subsidiaries)) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Transaction Entities of each of the Transaction Documents to which they are a party, the issuance and sale of the Securities by the Issuer and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have already been made or obtained, (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, or (iii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)                                 Legal Proceedings.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”)

pending to which the Transaction Entities or any of their subsidiaries is a party or to which any property of the Transaction Entities or any of their subsidiaries is subject that, if determined adversely to the Transaction Entities or any of their subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no such Actions are, to the knowledge of the Transaction Entities, threatened or contemplated by any governmental or regulatory authority or by others.

(w)                               Independent Accountants.  Ernst & Young LLP, who has certified certain financial statements of the Parent and its subsidiaries, is an independent registered public accounting firm with respect to the Parent and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(x)                                 Real and Personal Property.  Except as disclosed in the Registration Statement, the Pricing Disclosure and the Prospectus, the Transaction Entities and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Transaction Entities and their subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities and their subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(y)                                 Intellectual Property.  (i) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Transaction Entities and their subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Transaction Entities and their subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person in any material respect with any such rights of others; (iii) the Transaction Entities and their subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such Intellectual Property which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (iv) to the knowledge of the Transaction Entities, the Intellectual Property of the Transaction Entities and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(z)                                  No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Transaction Entities or any of their subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Transaction Entities or any of their subsidiaries, on the other, that would be required by the Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa)                          Investment Company Act.  Neither Transaction Entity is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Pricing Disclosure and the Prospectus, will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb)                          Taxes.  Each of the Transaction Entities and their subsidiaries has filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof and each of the Transaction Entities and their subsidiaries has paid all taxes payable by it through the date hereof, except for taxes being contested in good faith and for which adequate reserves have been taken, and except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Transaction Entities or any of their subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)                            Qualification as a REIT.  The Parent has made an election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and presently intends to operate in a manner which would permit it to qualify as a REIT under the Code.

(dd)                          Classification of Issuer.  Throughout the period from its formation through the date hereof, the Issuer has been properly classified either as a partnership or as an entity disregarded as separate from its owner for U.S. federal income tax purposes and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(ee)                            Licenses and Permits.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Transaction Entities and their subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and, except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Transaction Entities nor any of their subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization.

(ff)                              Compliance with Environmental Laws.  The Transaction Entities and their subsidiaries (i) are, to the knowledge of the Transaction Entities, in compliance with any and all applicable foreign, federal, state and local laws, regulations, decisions and orders relating to the protection of human health and safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) to the knowledge of the Transaction Entities, have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities or any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                            Disclosure Controls.  The Parent and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure.  The Parent and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)                          Accounting Controls.  The Parent maintains an effective system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Parent and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in XBRL included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  There are no material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information.

(ii)                                  Insurance.  Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not be reasonably expected to result in a Material Adverse Effect, the Transaction Entities and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Transaction Entities and their subsidiaries and their respective businesses, taken as a whole; and neither the Transaction Entities nor any of their subsidiaries (i) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(jj)                                No Unlawful Payments.  Neither the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the Transaction Entities or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 210 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Transaction Entities and their subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)                          Compliance with Money Laundering Laws.  The operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Transaction Entities or any of their subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(ll)                                  No Conflicts with Sanctions Laws.  None of the Transaction Entities, any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee or affiliate or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Transaction Entities or any of their subsidiaries located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine (each, a “Sanctioned Country”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or

(iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  The Transaction Entities and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.

(mm)                  Solvency.  At and immediately after the Time of Delivery, the Issuer (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital.

(nn)                          No Restrictions on Subsidiaries.  Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Issuer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer (or the Issuer’s subsidiary, in the case of indirect subsidiaries), from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s properties or assets to the Issuer or any other subsidiary of the Issuer.

(oo)                          No Broker’s Fees.  Neither the Transaction Entities nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp)                          No Stabilization.  Except as contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Entities has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq)                          Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)                                Industry Statistical and Market Data.  Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the industry statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)                              Sarbanes Oxley Act.  The Parent and its directors and officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Section 302 and 906 related to certifications.

2.                                      Subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.717% of the principal amount thereof, plus accrued interest, if any, from August 4, 2017 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.                                      Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.                                      (a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Issuer with The Depository Trust Company (“DTC”) or its designated custodian.  The Issuer will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Issuer to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Merrill Lynch, Pierce, Fenner & Smith Incorporated at DTC.  The Issuer will cause the certificates, if any, representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 4, 2017 or such other time and date as the Representatives and the Issuer may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                      The Transaction Entities agree with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Transaction Entities with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Transaction Entities with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order in respect of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order in respect of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                                 If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof;

(c)                                  If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Transaction Entities will file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives.  If at the Renewal Deadline the Transaction Entities are no longer eligible to file an automatic shelf registration statement, the Transaction Entities will, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Transaction Entities will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the

Securities, provided that in connection therewith neither Transaction Entity shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)                                  Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)                                   To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Transaction Entities and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Transaction Entities, Rule 158);

(g)                                  During the period beginning from the date hereof and continuing to and including the Time of Delivery or such earlier time as the Representatives may notify the Transaction Entities, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Issuer that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing;

(h)                                 To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)                                     To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j)                                    The Parent shall use its reasonable best efforts (a) to operate so as to satisfy all requirements necessary to qualify and maintain its qualification as a REIT under the Code and (b) not to engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Code that would reasonably be expected to have a Material Adverse Effect, in either case, unless the board of directors (or equivalent body) of the Parent determines that it is no longer in the best interests of the Parent to continue to qualify as a REIT.

6.

(a)                                 (i)                                     The Transaction Entities represent and agree that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)                                  each Underwriter represents and agrees that, without the prior consent of the Transaction Entities and the Representatives, other than one or more term sheets relating to the Securities containing customary information (which, in their final form, will not be inconsistent with the final term sheet) and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii)                               any such free writing prospectus the use of which has been consented to by the Transaction Entities and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)                                 The Transaction Entities have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Transaction Entities agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Transaction Entities will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.                                      The Transaction Entities, jointly and severally, covenant and agree with the several Underwriters that they will pay or cause to be paid the following: (i) the fees, disbursements and expenses of their counsel and accountants in connection with the registration of the Securities  under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority

(“FINRA”) of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                      The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Transaction Entities herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Transaction Entities shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Transaction Entities pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b)                                 Sidley Austin LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Blank Rome LLP, counsel for the Transaction Entities, shall have furnished to the Representatives its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives and substantially similar to the form furnished to counsel for the Underwriters.

(d)                                 Faegre Baker Daniels LLP, counsel for the Parent with respect to REIT matters and matters concerning the laws of the State of Indiana, shall have furnished to the Representatives its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives and substantially similar to the form furnished to counsel for the Underwriters.

(e)                                  The General Counsel of the Parent shall have furnished to the Representatives its written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives and substantially similar to the form furnished to counsel for the Underwriters.

(f)                                   On the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)                                  (i)                                     Neither the Transaction Entities nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Transaction Entities or any of their subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Transaction Entities to perform their obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Transaction Entities’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than any surveillance or review first announced prior to the Applicable Time), with possible negative implications, its rating of any of the Transaction Entities’ debt securities;

(i)                                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a suspension or material limitation in trading in the Transaction Entities’ securities on the New York Stock Exchange or on the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in  clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)                                    The Transaction Entities shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement; and

(k)                                 The Transaction Entities shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Transaction Entities satisfactory to the Representatives as to the accuracy of the representations and warranties of the Transaction Entities herein at and as of such time, as to the performance by the Transaction Entities of all of their obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

9.                                      (a)                                 The Transaction Entities will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)                                 Each Underwriter will indemnify and hold harmless the Transaction Entities against any losses, claims, damages or liabilities to which the Transaction Entities may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Transaction Entities by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names of the Underwriters on the front and back covers of the Prospectus and appearing in the first paragraph under the caption “Underwriting (Conflicts of Interest),” the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting (Conflicts of Interest),” the information contained in the third sentence of the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” and the information contained in the fifth, sixth and seventh paragraphs under the caption “Underwriting (Conflicts of Interest).”

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  It is understood and agreed that the indemnifying parties shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the documented fees and expenses of more than one separate firm (in addition to any one local counsel in each relevant jurisdiction) for all indemnified parties. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Transaction Entities, their respective directors and officers and any control persons of the Transaction Entities shall be designated in writing by the Issuer. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgement.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Transaction Entities and the

Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Transaction Entities under this Section 9 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transaction Entities and to each person, if any, who controls the Transaction Entities within the meaning of the Act.

10.                               (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Issuer that the Representatives have so arranged for the purchase of such Securities, or the Issuer notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Issuer shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Transaction Entities agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuer as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuer as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Transaction Entities, except for the expenses to be borne by the Transaction Entities and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Transaction Entities, or any officer or director or controlling person of the Transaction Entities, and shall survive delivery of and payment for the Securities.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, the Transaction Entities shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuer as provided herein, the Issuer will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Issuer shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, Jefferies LLC and U.S. Bancorp Investments, Inc. on behalf of the Representatives as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives as the representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; and U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Facsimile: (877) 774-3462, Attention: Debt Capital Markets; and if to the Transaction Entities shall be delivered or sent by mail, telex or facsimile transmission to the address of the Transaction Entities set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Transaction

Entities by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Transaction Entities and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Transaction Entities and each person who controls the Transaction Entities or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               The Issuer acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer on other matters) or any other obligation to the Issuer except the obligations expressly set forth in this Agreement and (iv) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Issuer agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Transaction Entities agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Transaction Entities agree to submit to the jurisdiction of, and to venue in, such courts.

19.                               The Transaction Entities and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Transaction Entities are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Transaction Entities relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Transaction Entities.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Transaction Entities for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

WASHINGTON PRIME GROUP INC.,
as Parent

By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak
	Title:	Executive Vice President, General Counsel and Corporate Secretary

WASHINGTON PRIME GROUP, L.P.,
as Issuer

By: Washington Prime Group, Inc., its General Partner

By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

GOLDMAN SACHS & CO. LLC
JEFFERIES LLC

U.S. BANCORP INVESTMENTS, INC.

As Representatives of the several Underwriters

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Chris Porter
	Name:	Chris Porter
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

JEFFERIES LLC

By:	/s/ Stephen J. Anderson
	Name:	Stephen J. Anderson
	Title:	Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
	Name:	Charles P. Carpenter
	Title:	Senior Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$218,750,000
Goldman Sachs & Co. LLC	171,875,000
Jefferies LLC	93,750,000
U.S. Bancorp Investments, Inc.	93,750,000
Capital One Securities, Inc.	31,250,000
KeyBanc Capital Markets Inc.	31,250,000
SunTrust Robinson Humphrey, Inc.	31,250,000
BBVA Securities Inc.	7,813,000
BNY Mellon Capital Markets, LLC	7,813,000
Fifth Third Securities, Inc.	7,813,000
Mizuho Securities USA LLC	7,813,000
MUFG Securities Americas Inc.	7,813,000
Regions Securities LLC	7,812,000
Scotia Capital (USA) Inc.	7,812,000
SMBC Nikko Securities America, Inc.	7,812,000
TD Securities (USA) LLC	7,812,000
The Huntington Investment Company	7,812,000
Total	$750,000,000

I-1

SCHEDULE II

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Preliminary Term Sheet, dated August 1, 2017

(b)           Additional Documents Incorporated by Reference:

None

II-1

SCHEDULE III

WPG – OC JV, LP, a Delaware limited partnership

WPG – OC JV IV, LP, a Delaware limited partnership

III-1